THE FIRST NATIONAL BANK OF BOSTON, as Agent
                               100 Federal Street
                                Boston, MA 02110

Allou Health & Beauty Care, Inc.                             as of June 28, 1996
  and its Subsidiaries
50 Emjay Boulevard
Brentwood, NY  11717

           Re: First Amendment to Second Restated and Amended Revolving Credit and Security Agreement, dated as of June 6, 1996
                     ----------------------------------------------------------

Gentlemen:

           Reference is made to the Second Restated and Amended Revolving Credit and Security Agreement (the "Agreement"), dated as of June 6, 1996 among Allou Health & Beauty Care, Inc. (the "Parent") and Allou Distributors, Inc. ("Distributors") (collectively, including Subsidiaries of the Parent and Distributors who have executed and delivered that certain Subsidiary Tie-In Agreement dated December 10, 1991, as amended from time to time, the "Borrowers"), The First National Bank of Boston, IBJ Schroder Bank & Trust Company, Sanwa Business Credit Corporation, Lasalle Business Credit, Inc. and The Bank of Tokyo - Mitsubishi Trust Company (collectively the "Lenders"), and The First National Bank of Boston as Agent for the Lenders (the "Agent"). Capitalized terms used and not otherwise defined herein shall have the same respective meanings as set forth in the Agreement.

           You have requested that (a) the Agreement be amended (i) to include in the Borrowing Base a percentage of outstanding documentary Letters of Credit, and (ii) to revise the definition of Operating Cash Flow, to exclude from the reduction from Net Income, Capital Expenditures financed by third parties; and
(b) the failure to comply with Section 5.26 of the Agreement for the fiscal quarter ending March 31, 1996 be waived.

           Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this letter agreement, and fully intending to be legally bound by this letter agreement, we hereby agree with you as follows:

1. Amendments to Agreement. In compliance with the terms of Section 10.8 of the Agreement:

           1.1. Sections 1.9 and 1.54 of the Agreement are hereby amended to read in their entirety as follows:

           "1.9 'Borrowing Base' shall mean an amount equal to the sum of (w) the Borrowing Base Percentage of the Net Outstanding Amount of Base Accounts,
(x) the Borrowing Base  Percentage of the Net Security Value of Base  Inventory,
(y) 55% of the Eligible Documentary Letters of Credit (Base Inventory), and (z) 50% of the Eligible Documentary Letters of Credit (California Base Inventory) (provided that for purposes of clauses (x), (y) and (z) of this Section the aggregate amount determined by such percentages shall not exceed $47,500,000). Whenever the Borrowing Base is used as a measure of loans it shall be computed as of, and the loans referred to shall be those reflected in the Loan Account at, the time in question."

           "1.54 'Operating Cash Flow' shall mean for any fiscal period an amount equal to (i) Net Income for such period, (ii) plus interest, taxes and all depreciation, amortization and other non-cash charges taken in accordance with GAAP and deducted in computing Net Income for such period, (iii) minus taxes actually paid during such period, and, (iv) minus Capital Expenditures made during such period (excluding Capital Expenditures financed by any third party which is not one of the Lenders)."

           1.2. Sections 1.26.1 and 1.26.2 are hereby added to the Agreement to read in their entirety as follows:

           "1.26.1 'Eligible Documentary Letters of Credit (Base Inventory)' shall mean documentary Letters of Credit issued by the Agent solely to the extent such Letters of Credit are issued for the importation or other purchase of finished goods Inventory that would otherwise constitute Base Inventory at such time as the Agent acquires a perfected first security interest therein, provided that such Inventory is not otherwise included in the Borrowing Base."

           1.26.2 'Eligible Documentary Letters of Credit (California Base Inventory)' shall mean documentary Letters of Credit issued by the Agent solely to the extent such Letters of Credit are issued for the importation or other purchase of finished goods Inventory that would otherwise constitute California Base Inventory at such time as the Agent acquires a perfected first security interest therein, provided that such Inventory is not otherwise included in the Borrowing Base."

2. WAIVER. In compliance with the terms of Section 10.8 of the Agreement, compliance by the Borrowers with the terms of Section 5.26 of the Agreement as measured at the end of the calendar quarter ending on March 31, 1996 is hereby waived.

3. FEE. Simultaneously with the execution and delivery hereof, the Borrowers shall pay to the Agent, for the ratable benefit of each of the Lenders executing and delivering this Letter Agreement, an amendment fee in the aggregate sum of $17,500.

4.         GENERAL.

           4.1 The Agreement is hereby ratified and confirmed and shall continue in full force and effect as amended hereby.

           4.2 The Borrowers hereby represent and warrant that there is no default or Event of Default outstanding or continuing under the Agreement or any instrument or document executed in connection with the Agreement, or any event or condition which with the giving of notice or the passage of time, or both, would result in a default or an

Event of Default under the Agreement or any instrument or document executed in connection with the Agreement.

           4.3 This Letter Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

           If the foregoing sets forth your understanding of the matters addressed herein, please evidence your agreement by countersigning this letter Agreement in the space set forth below, whereupon this Letter Agreement shall take effect as an agreement under seal as of the day first written above.

                                      THE FIRST NATIONAL BANK OF BOSTON


                                      By:/s/Brent E. Shay
                                         ----------------------------------
                                           Title:

                                      IBJ SCHRODER BANK & TRUST COMPANY


                                      By:/s/ May McLaughlin
                                         ----------------------------------
                                           Title: Vice President


                                      SANWA BUSINESS CREDIT CORPORATION


                                      By:/s/
                                         ----------------------------------
                                           Title: Vice President

                                       LASALLE BUSINESS CREDIT, INC.


                                      By:/s/ Lawrence P. Garni
                                         ----------------------------------
                                           Title: Vice President

                                      THE BANK OF TOKYO - MITSUBISHI TRUST
                                      COMPANY


                                      By:/s/
                                         ----------------------------------
                                           Title:


                  (Signatures continued on next page)

ALLOU HEALTH & BEAUTY CARE, INC.
ALLOU DISTRIBUTORS, INC.
ALLOU PERSONAL CARE CORPORATION
M. SOBOL, INC.
SUPERBUY OF NEW YORK, INC.
RONA BEAUTY SUPPLIES, INC.
HEMPSTEAD HEALTH & BEAUTY AIDS, INC.
PASTEL COSMETIC AND BEAUTY AIDS, INC.
HBA NATIONAL SALES CORP.
HBA DISTRIBUTORS, INC.
RUSS KALVIN PERSONAL CARE CORP.
STANFORD PERSONAL CARE MANUFACTURING, INC.



By:   /s/
   ----------------------------------
       Title:




                              Consent of Guarantors
                              ---------------------

           Each of Victor Jacobs, Herman Jacobs and Jacob Jacobs (collectively, the "Guarantors") has guaranteed certain of the Obligations under the Agreement by executing separate Limited Guaranties dated as of December 10, 1991 (collectively, as amended, the "Guaranties"). By executing this letter, each of the Guarantors hereby absolutely and unconditionally reaffirms the Guaranty to which it is a party, and acknowledges and agrees to the terms and conditions of this letter and the Agreement as so amended.

/s/ Victor Jacobs
----------------------------------
Victor Jacobs

/s/ Jacob Jacobs
----------------------------------
Jacob Jacobs

/s/ Herman Jacobs
----------------------------------
Herman Jacobs